Exhibit 1.2

AMENDED AND RESTATED

BYLAWS OF

JUPITER GOLD CORPORATION

As Adopted: October 31, 2024

Article I

PRINCIPAL PLACE OF BUSINESS & OFFICES

The principal place of business of Jupiter Gold Corporation (“Corporation”) shall be at such place or places as the Board of Directors of the Corporation (“Board of Directors”) shall from time to time determine. The Corporation may also have an office or offices at such other places within or without the Marshall Islands as the Board of Directors, the Chairman of the Board of Directors (“Chairman”), or the President of the Corporation (“President”) may from time to time appoint or the business of the Corporation may require.

Article II

SHAREHOLDERS

Section 1 - Annual Meeting

The annual meeting of shareholders of the Corporation (“Annual Meeting”) shall be held on such day and at such time and place within or without the Marshall Islands as the Board of Directors may determine. The Annual Meeting shall be for the purpose of electing or re-electing directors, and for such other business as may be properly brought to it.

Section 2 - Special Meeting

A special meeting of the shareholders of the Corporation (“Special Meeting”), unless otherwise prescribed by law, may be called at any time by the Board of Directors, the Chairman, the President, or by shareholders owning no less than twenty-five percent (25%) of all of the outstanding shares of the Corporation entitled to vote at such meeting.

Section 3 - Notice of Meetings

All notices of meetings shall be in writing and shall be sent or otherwise given in accordance with Section 4 of this Article II not less than fifteen (15) calendar days nor more than sixty (60) calendar days before the date of the meeting to each shareholder entitled to vote at such meeting. The notice shall specify the place, date, and time of the meeting, and in the case of a Special Meeting, the purpose or purposes for which the meeting is called.

Section 4 - Manner of Giving Notice

Written notice of any meeting of shareholders, if mailed, is given when deposited in the mail, postage prepaid, directed to the shareholder at his address as it appears on the records of the Corporation. Notice of any meeting of shareholders may also be given personally or sent by electronic transmission as permitted by Marshall Islands law. If sent by electronic transmission as permitted by Marshall Islands law, notice given pursuant to this Section shall be deemed given when directed to a number or electronic mail address at which the shareholder has consented to receive notice. An affidavit of the Chairman, or the President, or of the transfer agent of the Corporation that the notice has been given shall be prima facie evidence of the facts stated therein.

Section 5 - Quorum

The holders of a majority of the shares of stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by law or by the Articles of Incorporation of the Corporation (as amended and/or restated, the “Articles of Incorporation”). If, however, such quorum is not present or represented at any meeting of the shareholders, then either (a) the chairman of the meeting or (b) holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, shall have power to adjourn the meeting to another place, date, and/or time.

Section 6 - Adjourned Meeting

When a meeting is adjourned to another place, date, and/or time, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the place, date, and time thereof and the means of remote communications (if any) by which shareholders and proxyholders may be deemed to be present and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting.

If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the place, date, and time of the adjourned meeting and the means of remote communications (if any) by which shareholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

Section 7 - Organization; Conduct of Business

The Chairman or, in his or her absence, such person as the Board of Directors may designate, shall call to order any meeting of the shareholders and act as chairman of the meeting. In the absence of the Secretary, the secretary of the meeting shall be such person as the chairman of the meeting appoints.

The chairman of any meeting of shareholders shall determine the order of business and the procedure at the meeting, including the manner of voting and the conduct of business. The date and time of opening and closing of the polls for each matter upon which the shareholders will vote at the meeting shall be announced at the meeting.

Section 8 - Voting

The shareholders entitled to vote at any meeting of the shareholders shall be determined in accordance with the provisions of Section 11 of this Article II.

As provided in the Articles of Incorporation, each shareholder of record shall be entitled to the number of votes for each share of each class of capital stock held by such shareholder.

Section 9 - Waiver of Notice

Whenever notice is required to be given under any provision of the law, or of the Articles of Incorporation, or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any Annual Meeting or Special Meeting need be specified in any written waiver of notice, unless so required by the Articles of Incorporation or these Bylaws.

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Section 10 - Shareholder Action by Written Consent Without a Meeting

Any action required to be taken at any Annual Meeting or Special Meeting, or any action that may be taken at any Annual Meeting or Special Meeting, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Every such consent shall bear the date of signature of each shareholder who signs the consent and shall be delivered by mail or sent by electronic transmission as permitted by Marshall Islands law to the President.

Any copy or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy or other reproduction shall be a complete reproduction of the entire original writing.

Notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing. If the action which is consented to is such as would have required the filing of a certificate under any section of the law if such action had been voted on by shareholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of shareholders, that written notice and written consent have been given.

Section 11 - Record Date for Stockholder Notice; Voting; Giving Consents

In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors shall fix, in advance, a record date, which shall not be more than sixty (60) nor less than fifteen (15) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

If the Board of Directors does not so fix a record date:

a)	The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived by all shareholders, at the close of business on the day next preceding the day on which the meeting is held.

b)	The record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is delivered to the Corporation.

c)	The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

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A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting, if such adjournment is for thirty days or less; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 12 - Proxies

Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such shareholder by an instrument in writing filed with the President, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

Article III

DIRECTORS

Section 1 - Number

The affairs, business, and property of the Corporation shall be managed by a Board of Directors to consist of at least one (1) director. Within the limits fixed by these Bylaws, the number of directors may be determined either by the vote of a majority of the entire Board of Directors or by vote of the shareholders. The directors need not be residents of the Marshall Islands or shareholders of the Corporation. Corporations may, to the extent permitted by law, be elected directors.

Section 2 - Election and Term of Office

The first Board of Directors of the Corporation shall be designated by its Incorporator. Within ten (10) days of the incorporation of the Corporation, the first Board of Directors may elect additional directors by unanimous resolution. Subsequently, except as otherwise provided by law or Section 4 of this Article III, the directors of the Corporation shall be elected at the Annual Meeting. Each director shall be elected to serve until the next Annual Meeting and until a successor shall have been duly elected and qualified, except in the event of death, resignation, removal, or the earlier termination of term of office.

Section 3 - Removal

Any or all of the directors may be removed, with or without cause, by vote of the shareholders, given either at a special meeting of shareholders or pursuant to a written consent of shareholders, and any vacancy thereby created may be filled by shareholders represented at the meeting or pursuant to written consent.

Section 4 - Vacancies

Vacancies in the Board of Directors occurring by death, resignation, creation of any new directorships, failure of the shareholders to elect the whole Board of Directors at any Annual Meeting, or for any other reason including removal of directors for cause, may be filled either by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum, at any special meeting called for that purpose or at any regular meeting of the Board of Directors, except as otherwise prescribed by law or unless the Articles of Incorporation provides that such vacancies or newly created directorships shall be filled by vote of the shareholders. Vacancies occurring by removal of directors without cause may be filled only by vote of the shareholders.

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Section 5 - Regular Meeting

Regular meetings of the Board of Directors may be held at such time and place as may be determined by resolution of the Board of Directors and no notice shall be required for any regular meeting. Except as otherwise provided by law, any business may be transacted at any regular meeting.

Section 6 - Special Meeting

Special meetings of the Board of Directors may, unless otherwise prescribed by law, be called from time to time by the Chairman or the President. Special meetings of the Board of Directors shall be held on a date and at such time and at such place as may be designated in the notice thereof.

Section 7 - Notice of Special Meeting

Notice of the date, time, and place of each special meeting of the Board of Directors shall be given to each director at least twenty-four (24) hours prior to such meeting. For the purpose of this section, notice shall be deemed to be duly given to a director if given personally (including by telephone), or if such notice is delivered to such director by mail or sent to such director by electronic transmission as permitted by Marshall Islands law. Notice of a meeting need not be given to any director who submits a signed waiver of notice, whether before or after the meeting, or who actually attends the meeting without protesting, prior to the conclusion thereof, the lack of notice to him/her.

Section 8 - Quorum

A majority of the directors at the time in office, present in person or by proxy or by communication equipment, shall constitute a quorum for the transaction of business.

Section 9 - Voting

The vote of the majority of the directors at a meeting at which a quorum is present shall be the act of the directors. Any action required or permitted to be taken at a meeting may be taken without a meeting if all members of the Board of Directors consent thereto in writing.

Section 10 - Board Action by Written Consent Without a Meeting

Any action required or permitted to be taken at any meeting of the Board of Directors, or of any Committee (as defined below), may be taken without a meeting if all members of the Board of Directors or Committee, as the case may be, consent thereto in writing or by electronic transmission as permitted by Marshall Islands law, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or Committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Any copy or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy or other reproduction shall be a complete reproduction of the entire original writing.

Section 11 - Compensation of Directors and Members of Committees

The Board of Directors may, from time to time, in its discretion, fix the amount which shall be payable to members of the Board of Directors and to members of any Committee, for attendance at the meeting of the Board of Directors or of such Committee and for services rendered to the Corporation.

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Section 12 - Loans to Officers

The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiary, including any officer or employee who is a director of the Corporation or its parent or subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

Section 13 - Chairman of the Board of Directors

The Corporation shall have a Chairman of the Board of Directors who shall not be considered an officer of the Corporation.

Article IV

COMMITTEES

Section 1 - Committees of Directors

The Board of Directors may designate one or more committees (each, a “Committee”), each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any Committee, who may replace any absent or disqualified member at any meeting of the Committee. In the absence or disqualification of a member of a Committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Section 2 - Committee Minutes

Each Committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 3 - Meetings and Action of Committees

Meetings and actions of Committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws. The Board of Directors may adopt rules for the government of any Committee not inconsistent with the provisions of these Bylaws.

Article V

OFFICERS

Section 1 - Number and Designations

The Board of Directors shall appoint a Chairman, President / Chief Executive Officer and a Secretary. The Corporation may also have any such other officers as may be appointed in accordance with the provisions of Section 2 of this Article V. Officers may be of any nationality, need not be residents of the Marshall Islands and may be, but are not required to be, directors. Officers may be natural persons, corporations, or other business entities. Any two (2) or more offices may be held by the same person, corporation, or business entity.

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Section 2 - Subordinate Officers

The President of the Corporation is empowered to appoint such other officers and agents as the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the President from time to time determines.

Section 3 - Removal and Resignation of Officers

Any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board of Directors at any regular or special meeting of the Board of Directors. A subordinate officer, as that term is defined in Section 2 of this Article V may be removed by the President, either with or without cause.

Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights (if any) of the Corporation under any contract to which the officer is a party.

Section 4 - President / Chief Executive Officer

The President shall be the Chief Executive Officer of the Corporation and shall have management of the affairs of the Corporation together with the power and duties usually incident to the office of President, except as specifically limited by appropriate resolution of the Board of Directors, provided that it does not conflict with any currently existing agreement held between the President and the Corporation. The President shall also have such other powers and perform such other duties as may be assigned to him/her by the Board of Directors. The President shall preside at all meetings of shareholders at which he/she is present. The President shall be the acting Secretary whenever no other persons are then serving in any such capacities. The President shall be allowed to hold office and/or directorships in other enterprises, even if competitive to the Corporation, and shall also be allowed to work less than full time with the Corporation.

Section 5 - Secretary

The Secretary shall act as Secretary of all meetings of the shareholders and of the Board of Directors at which he/she/it is present. The Secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of the Board of Directors, Committees, and shareholders. The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates (if any) evidencing such shares, and the number and date of cancellation of every certificate (if any) surrendered for cancellation. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors required to be given by law or by these Bylaws. The Secretary shall also have such other powers and perform such other duties as may be assigned to him/her/it by the Board of Directors or the Chief Executive Officer. The Secretary shall be allowed to hold office and/or directorships in other enterprises, even if competitive to the Corporation, and shall also be allowed to work less than full time with the Corporation.

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Section 6 - Other Officers

Officers other than those described in Sections 4 and 5 of this Article V shall exercise such powers and perform such duties as may be assigned to them by the Board of Directors or the Chief Executive Officer. Subject to approval by the Board of Directors, other officers may be allowed to hold office and/or directorships in other enterprises, even if competitive to the Corporation, and may also be allowed to work less than full time with the Corporation.

Article VI

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND OTHER AGENTS

Section 1 - Indemnification of Directors and Officers

The Corporation shall, to the maximum extent permitted by law, indemnify each of its directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the Corporation. For purposes of this Section 1 of this Article VI, a “director” or “officer” of the Corporation includes any person (a) who is or was a director or officer of the Corporation, or (b) who is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (c) who was a director or officer of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

Section 2 - Indemnification of Others

The Corporation shall have the power, to the maximum extent permitted by law, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Corporation. For purposes of this Section 2 of this Article VI, an “employee” or “agent” of the Corporation (other than a director or officer) includes any person (a) who is or was an employee or agent of the Corporation, (b) who is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (c) who was an employee or agent of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

Section 3 - Payment of Expenses in Advance

Expenses incurred in defending any action or proceeding for which indemnification is required pursuant to Section 1 of this Article VI or for which indemnification is permitted pursuant to Section 2 of this Article VI following authorization thereof by the Board of Directors shall be paid by the Corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that the indemnified party is not entitled to be indemnified as authorized in this Article VI.

Section 4 - Indemnity not Exclusive

The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaws, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that such additional rights to indemnification are authorized in the Articles of Incorporation.

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Section 5 - Insurance

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the law.

Section 6 - Conflicts

No indemnification or advance shall be made under this Article VI, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:

a)	That it would be inconsistent with a provision of the Articles of Incorporation, these Bylaws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

b)	That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

Section 7 - Reimbursement of Fees and Costs

In the event that (a) any current or prior shareholder of the Company or anyone on their behalf (“Claiming Party”) initiates or asserts any claim or counterclaim (“Claim”) or joins, offers assistance to, or has a direct interest in any Claim against the Corporation and/or any of its shareholders, officers, or directors (together, the Corporation and/or any of its shareholders, officers, or directors are henceforth called “Receiving Parties”), including any Claim purportedly filed on behalf of the Corporation or any shareholder, whether direct or derivative, in any jurisdiction, and (b) the Claiming Party (or the third party that received assistance from the Claiming Party or in whose Claim the Claiming Party had a direct interest) does not obtain a favorable judgment on all of the merits of its Claim, with such determination made by the Corporation, then each Claiming Party shall be obligated jointly and severally to reimburse the Receiving Parties for all fees, costs and expenses of every kind and description (including, but not limited to, all attorneys’ fees) that the Receiving Parties may incur in connection with such Claim.

Article VII

CERTIFICATES FOR SHARES

Section 1 - Form and Issuance

The shares of the Corporation shall be represented by certificates in a form meeting the requirements of law and approved by the Board of Directors. Certificates shall be signed by any officer(s) of the Corporation approved by the Board of Directors. These signatures may be in electronic form if the certificate is countersigned by a transfer agent other than the Corporation itself or its employees.

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Section 2 - Transfer

The Board of Directors shall have power and authority to make such rules and regulations as it deems expedient concerning the issuance, registration, and transfer of certificates representing shares of the Corporation’s stock, and may appoint a transfer agent thereof.

Section 3 - Lost, Stolen or Destroyed Stock Certificates

The Board of Directors may direct a new certificate or certificates of stock to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates to provide a bond to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or certificates.

Section 4 - Registered Shareholders

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

Article VIII

GENERAL MATTERS

Section 1 - Dividends

Dividends may be declared in conformity with law by, and at the discretion of, the Board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, stock, or other property of the Corporation.

Section 2 - Corporate Seal

The seal of the Corporation, if any, shall be circular in form with the name of the Corporation in the circumference and such other appropriate legend as the Board of Directors may from time to time determine.

Section 3 - Fiscal Year

The fiscal year of the Corporation shall be such period of twelve (12) consecutive months as the Board of Directors may by resolution designate.

Section 4 - Checks

From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Corporation.

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Section 5 - Execution of Corporate Contracts and Instruments

The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 6 - Electronic Signature

Electronic signatures of any shareholder, director or officer of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Article IX

AMENDMENTS

Section 1 - By the Shareholders

These Bylaws may be amended, added to, altered, or repealed or new Bylaws may be adopted, at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock present and voting at such meeting, provided notice that an amendment is to be considered and acted upon is inserted in the notice or waiver of notice of said meeting.

Section 2 - By the Directors

If the Articles of Incorporation so provide, these Bylaws be amended, added to, altered, or repealed or new Bylaws may be adopted, at any regular or special meeting of the Board of Directors, by the affirmative vote of a majority of the entire Board of Directors, subject, however, to (a) the power of the shareholders to alter, amend, or repeal any Bylaws as adopted, and (b) the prohibition against changes to Article VI and to this Article IX.

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